SENSE TECHNOLOGIES, INC.

SENSE ANNOUNCES REVERSE STOCK SPLIT

Grand Island, NE –April 21, 2016 – Sense Technologies, Inc. (OTC: SNSGD) (“Sense” or the “Company”) announces that it has completed a 10 for one reverse split of its issued and outstanding shares of common stock. The Company’s common stock will trade on the Pink OTC Market on a post-split basis under the trading symbol “SNSGD” and under a new CUSIP number 816923205.

The reverse stock split will reduce the number of shares of the Company’s outstanding common stock from approximately 144,186,784 common shares to 14,418,621 common shares. No fractional shares will be issued. All fractional shares resulting from the reverse split will be rounded down to the nearest whole number of common shares.

Registered shareholders will receive a letter of transmittal from the Company’s transfer agent, Computershare Trust Company of Canada shortly. The letter of transmittal will contain instructions on how registered shareholders can exchange their share certificates representing pre-consolidation common shares for new share certificates representing post-consolidation common shares. No action is required by non-registered shareholders (shareholders who hold their shares through an intermediary) to effect the reverse split.

About Sense Technologies, Inc.

Sense Technologies develops and markets backing awareness products for safety. For additional information, visit www.sensetech.com.

For more information, contact:

Sense Technologies Inc.

Bruce Schreiner, President

Telephone: 888-800-0625

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note Regarding Forward-looking Statements

This document contains certain forward-looking information and forward-looking statements within the meaning of applicable securities legislation (collectively “forward-looking statements”). The use of any of the words “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Such forward-looking statements should not be unduly relied upon. This document contains forward-looking statements and assumptions pertaining to the following: uncertainty regarding the effect of the reverse split on Sense’s future share price and trading; uncertainties resulting from potential delays or changes in plans; and the occurrence of unexpected events. Actual results achieved may vary from the information provided herein as a result of numerous known and unknown risks and uncertainties and other factors. Sense believes the expectations reflected in those forward-looking statements are reasonable, but no assurance can be given that these expectations will prove to be correct.